MultiCell and Fusion Capital Amend and Restate Common Stock Purchase Agreement to provide for $8 million of Equity Funding

San Diego, CA - October 5, 2006 - MultiCell Technologies, Inc. (OTCBB: MCET - News), developing first-in-class drugs based on advanced immune system modulation and other proprietary technologies, announced that on October 5, 2006, it has amended and restated its May 3, 2006, common stock purchase agreement with Fusion Capital Fund II, LLC, a Chicago-based institutional investor. Under the agreement as amended, the Company has the right to sell to Fusion Capital $8 million of its common stock over a 25 month period. Funding shall commence after the U.S. Securities and Exchange Commission declares effective a registration statement relating to the transaction. Proceeds from this transaction will be used to assist MultiCell in advancing its lead drug development programs into the next phase of human clinical trials. A more detailed description of the amended and restated agreement is set forth in the Company’s Current Report on Form 8-K filed on October 5, 2006.

“We are pleased that a respected institutional investor such as Fusion Capital has demonstrated confidence in MultiCell’s proprietary therapeutics technology,” said Dr. Stephen Chang, President and Chief Executive Officer of MultiCell. As we advance our therapeutic programs into clinical trials, we do not expect that the transaction with Fusion Capital will provide us with all of the necessary capital, but we believe it will assist us in an important way. We will continue to actively seek additional investment funds.

About MultiCell Technologies, Inc.

MultiCell Technologies, Inc. is an integrated biopharmaceutical company committed to the development of breakthrough therapeutics based on a portfolio of therapeutic candidates and patented drug development technology. MultiCell’s drug development program is focused on modulation of the immune system. The Company’s lead drug candidates include drugs to treat MS-related chronic fatigue, relapsing-remitting multiple sclerosis, type-1 diabetes and infectious disease. The Company also holds unique cell-based technology for use in drug discovery screening applications and the production of therapeutic proteins, and is the leading producer of immortalized human hepatocyte cell lines needed by the biotechnology and pharmaceutical industries to develop new drugs and therapeutics. For more information about MultiCell Technologies, please visit http://www.MultiCelltech.com. For investor information about MultiCell, please visit http://www.trilogy-capital.com/tcp/multicell. For current stock price quotes and news, visit http://www.trilogy-capital.com/tcp/multicell/quote.html. To view the Company’s Investor Fact Sheet, visit http://www.trilogy-capital.com/tcp/multicell/factsheet.html. To listen to an archived investor conference call, visit http://www.trilogy-capital.com/tcp/multicell/conference/html.

Forward-Looking Statements

Any statements in this press release about MultiCell’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “forecast,” “could,” and “would.” Examples of such forward-looking statements include statements regarding plans to use funds from any financing for general corporate purposes, MultiCell’s ability to advance MCT-125 into a Phase IIb/III clinical trial, the ability of MultiCell to accelerate any of its therapeutic programs, or the ability of MultiCell to commercialize any new therapeutic. MultiCell bases these forward-looking statements on current expectations about future events. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statements include, but are not limited to, the risk that we might now obtain sufficient funds to continue as a going concern, we might not be able to comply with our license for the drug candidate MCT-125 and thereby be subject to the termination of such license, we might not achieve our anticipated clinical development milestones, receive regulatory approval, or successfully commercialize our lead drug candidates as expected, the market for our products will not grow as expected, and the risk that our products will not achieve expectations. For additional information about risks and uncertainties MultiCell faces, see documents MultiCell files with the SEC, including MultiCell’s registration statement on Form SB-2, filed on October 5, 2006, its report on Form 10-KSB for the fiscal year ended November 30, 2005, and all of its quarterly and other periodic SEC filings. MultiCell claims the protection of the safe harbor for forward-looking statements under the Act and assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

Contact:

MultiCell Technologies, Inc.

Dr. Stephen Chang

MCETInvestor@MultiCelltech.com

or

Trilogy Capital Partners (Financial Communications)

Paul Karon, 800-592-6067

paul@trilogy-capital.com